                                                                      Exhibit 21


                                                           JURISDICTION
                                                                OF
SUBSIDIARY                                                 ORGANIZATION
-------------------------------------------------------   --------------
Superior Telecommunications Inc.......................         Georgia
Superior Cable Corporation.............................         Ontario
DNE Systems, Inc. .....................................        Delaware
DNE Technologies, Inc. ................................        Delaware
DNE Manufacturing and Service Company..................        Delaware
